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                                                                   Exhibit 27(n)


                       [Letterhead of KPMG appears here]

                         Independent Auditors' Consent


The Board of Directors
Northstar Life Insurance Company and
Policy Owners of Northstar Life Variable Universal Life Account:


We consent to the use of our reports included herein and to the reference to our Firm under the heading "Financial Statements" in the Statement of Additional Information.



                                                      /s/ KPMG LLP

                                                          KPMG LLP

Minneapolis, Minnesota


April 26, 2004